Exhibit 99.2

Media Relations Contact For Accuride	Investor Relations Contact For Accuride
Timothy G. Weir, APR	Todd Taylor
Director of Public Affairs, Communications & Marketing	Vice President and Treasurer
(812) 962-5128 | tweir@accuridecorp.com	(812) 962-5105 | ttaylor@accuridecorp.com

Contact For Joele Frank, Wilkinson Brimmer Katcher	Media Relations Contact For Crestview Partners
Dan Katcher, Jim Golden or Priscila Roney	Jeffrey Taufield/Daniel Yunger – KEKST
(212) 355-4449	212-521-4800 | jeffrey.taufield@kekst.com | daniel.yunger@kekst.com

FOR IMMEDIATE RELEASE

Accuride Corporation Announces Completion of Acquisition by Crestview Partners

EVANSVILLE, Ind. – November 18, 2016 – Accuride Corporation (NYSE:ACW) (“Accuride” or the “Company”) – a leading supplier of components to the North American and European commercial vehicle industries – today announced the completion of its acquisition by funds managed by Crestview Partners (“Crestview”), a leading New York based private equity firm, pursuant to the merger agreement it announced on September 2, 2016. Accuride’s shareholders adopted the merger agreement at the Company’s Special Meeting of Shareholders held on November 15, 2016.

Accuride President and CEO Rick Dauch said, “Today marks the start of a new and exciting chapter for our storied company. As a stand-alone business within Crestview’s portfolio of companies, Accuride will serve as a platform for further growth and consolidation in the global wheels and wheel-end sectors as we continue to deliver world-class operating performance and products for our customers. Our Executive Leadership Team is energized to lead Accuride into this new phase of expansion for our business and look forward to working closely with the Crestview team.”

Alex Rose, Partner at Crestview and co-head of the firm’s industrials strategy, commented: “We are impressed by Accuride’s commitment to excellent service and the strong reputation they have built over the course of their history. We believe this acquisition will allow Accuride to focus on long term initiatives and, in doing so, will grant the Company flexibility to improve on its current business model. We look forward to working with the existing management team to support Accuride as it enters this next phase of growth.”

Under the terms of the merger agreement shareholders are entitled to receive $2.58 in cash per share of the Company’s common stock. As a result of the transaction, the Company’s common stock will cease to trade on the New York Stock Exchange prior to the opening of the market on November 21, 2016 and will be delisted. The Company will terminate its registration and reporting obligations with the Securities and Exchange Commission.

Rick Dauch will continue to serve as Accuride’s President and CEO, supported by the other members of the Company’s Executive Leadership Team. Accuride will continue to operate under its current brand name and remain headquartered in Evansville, Ind., USA, with operations in the United States, Canada, Mexico and Italy.

About Accuride Corporation
With headquarters in Evansville, Ind., USA, Accuride Corporation is a leading supplier of components to the North American and European commercial vehicle industries. The company’s products include commercial vehicle wheels and wheel-end components and assemblies. The company’s products are marketed under its brand names, which include Accuride®, Accuride Wheel End Solutions™, Gunite® and Gianetti Ruote™. Accuride is a portfolio company of Crestview Partners.  For more information: www.AccurideCorp.com.

Accuride Corporation |7140 Office Circle | Evansville, IN  47715 | (812) 962-5000 | AccurideCorp.com

About Crestview Partners
Founded in 2004, Crestview Partners is a value-oriented private equity firm focused on the middle market. The firm is based in New York and manages funds with over $7 billion of aggregate capital commitments. The firm is led by a group of partners who have complementary experience and distinguished backgrounds in private equity, finance, operations and management. Crestview’s senior investment professionals primarily focus on sourcing and managing investments in each of the specialty areas of the firm: media, energy, financial services, and industrials. For more information: www.crestview.com.

Forward-Looking Statements
Certain statements contained in this document may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, beliefs, and intentions with respect to future results. Such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s filings with the Securities and Exchange Commission. Forward-looking statements reflect only Accuride’s belief at the time the statements are made. Although Accuride believes that the expectations reflected in such forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statement to reflect events or developments after the date hereof.
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